SCHEDULE 14A INFORMATION
(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

Filed by the Registrant   [X]

Filed by a Party other than the Registrant   [_]

Check the appropriate box:

[_]	Preliminary Proxy Statement

[_]	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

[_]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[_]	Soliciting Material Under Rule 14a-12

Bernstein Fund, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[_]	Fee paid previously with preliminary materials:

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

IMPORTANT NOTICE REGARDING YOUR INVESTMENT IN:

AB Funds, SCB Funds and AB Multi-Manager Alternative Fund

PLEASE VOTE NOW

WE MUST RECEIVE YOUR VOTE BY OCTOBER 11, 2018

Recently, we sent you proxy material regarding a joint stockholder meeting scheduled for October 11, 2018. Our records indicate that we have not received your voting instructions.

We urge you to vote as soon as possible in order to allow the Funds to obtain a sufficient number of votes to hold the meeting as scheduled. Join your fellow holders and vote today!

If you have any questions or would like to vote, please call the number listed below:

1-844-670-2143

Your vote is important no matter the number of shares you own. Please vote promptly so your vote can be received by the October 11, 2018 meeting of stockholders.

The Fund has made it very easy for you to vote. Choose one of the following methods:

Vote live with a Proxy Specialist – You may cast your vote live with a proxy specialist, quickly and easily, and have proxy related questions answered, by calling toll free: 1-844-670-2143.

Vote via the Internet – You may cast your vote using the Internet by logging onto the Internet address located on your proxy ballot(s) and following the instructions on the website. www.proxyvote.com

Vote by Touch-Tone Phone – You may cast your vote by telephone by calling the toll-free number found on the proxy ballot(s) that you received.

Vote by Mail – You may cast your vote by signing, dating and mailing your proxy ballot(s) in the postage prepaid return envelope that was previously provided to you.

THANK YOU FOR VOTING

Shareholders’ Meeting to be Held on Thursday, October 11, 2018

Statements

The following language will be included in client quarterly account statements:

AllianceBernstein has mailed important proxy statements to US mutual fund shareholders, asking shareholders to vote on various proposals, including the approval of new investment advisory agreements for each fund. As a shareholder in AllianceBernstein or Sanford C. Bernstein funds, please remember to vote! If we don't receive your proxy card, we may call you to solicit your vote. If you have any questions, please feel free to contact your financial advisor or Broadridge, our proxy solicitation firm, at 844-670-2143.

Internal Website

The following language will be available via link and/or banner on the AB internal website, THE LOOP:

AllianceBernstein has mailed important proxy statements to US mutual fund shareholders, asking shareholders to vote on various proposals, including the approval of new investment advisory agreements for each fund. If you own any AllianceBernstein or Sanford C. Bernstein funds, please remember to vote! If we don't receive your proxy card, we may call you to solicit your vote. If you have any questions, please feel free to contact your financial advisor or Broadridge, our proxy solicitation firm, at 844-670-2143.

Employee Email

The following language will be sent to all employees via internal email:

AllianceBernstein has mailed important proxy statements to US mutual fund shareholders, asking shareholders to vote on various proposals, including the approval of new investment advisory agreements for each fund. If you own any AllianceBernstein or Sanford C. Bernstein funds, please remember to vote! If we don't receive your proxy card, we may call you to solicit your vote. If you have any questions, please feel free to contact your financial advisor or Broadridge, our proxy solicitation firm, at 844-670-2143.

SCRIPT FOR AB FUNDS

“Hello, this is Bob Keith,

I am the President of the AllianceBernstein Funds.  I’m calling because you are a fund shareholder and we urgently need your vote on important proposals concerning the AB Funds.

You should have received proxy information related to the Shareholder Meeting that is being held on October 11, 2018.  That package includes instructions on how you can easily vote your shares by mail, over the phone or online. We ask that you vote as soon as possible. When you vote promptly, it saves time, money, and energy by helping us avoid sending you the materials again or calling to request your vote.

Your vote is very important. Regardless of the number of shares that you own, your vote is needed and valued.

Please vote promptly by pressing 1 at any time to be connected with a proxy specialist.  If this message was recorded on your voicemail, please call 844-670-2143 to vote your shares. Again, that phone number is 844-670-2143.

We sincerely appreciate your investment with AllianceBernstein and thank you in advance for your vote.”